MUTUAL RELEASE AND SETTLEMENT AGREEMENT

                                    RECITALS

          WHEREAS, on September 23, 1996, Zevex, Inc. ("Zevex") and Paradigm Medical Industries, Inc. ("Paradigm") (collectively, the "Parties") entered into a Design, Engineering and Manufacturing Agreement ("Manufacturing Agreement");

          WHEREAS, each Party agrees to terminate the Manufacturing Agreement by mutua] agreement in accordance with Paragraph 10.3(a) of the Manufacturing Agreement;

          WHEREAS, each Party desires to settle all disputes between them and completely release the other Party from any claim arising out or in any way relating to the Manufacturing Agreement:

          NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the sufficiency of which are hereby acknowledged, the Parties agree as follows:

          1. Incorporation of Recitals. The foregoing Recitals are incorporated herein by reference as if fully set forth here.

          2. Mutual Release.

          A. Zevex. Zevex hereby fully and completely releases, remises, acquits and forever discharges and agrees to hold harmless, Paradigm, any affiliates thereof, and their respective directors, officers, shareholders, employees, representatives and agents, and any person or entity acting for or on their behalf (collectively the "Paradigm Group") from and against any and all judgments, claims, expenses, actions, causes of action, suits, demands, damages and liabilities, and costs of every kind or nature, whether judicial, administrative or otherwise, in law or in equity, known or unknown, foreseen, unforeseen or unforeseeable, which Zevex, any affiliates thereof, and/or their respective directors, officers, shareholders, employees, representatives and agents, and any person or entity acting for or on their behalf (collectively, the "Zevex Group") now has or may have, whether heretofore asserted or not, arising from, out of, or in any way related to, directly or indirectly, or based in whole or in part on any facts or matters concerned with the Manufacturing Agreement or the design, sale or rnatiufacture of the Photon Laser Phaecoemulsification system, the Precisionist Thirty Thousand, the Photon Laser Phaco or any other product, system or part that either party designed, manufactured or sold under the Manufacturing Agreement.


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          B.       Paradigm.  Paradigm  hereby  fully and  completely  releases, remises, acquits and forever discharges, and agrees to hold harrriless, the Zevex Group from and against any and all judgments, claims, expenses, actions, causes of action, suits, demands, damages and liabilities, and costs of every
                   kind  and  nature,   whether   judicial,   administrative  or
                   otherwise, in law or in equity, known or unknown, foreseen, unforeseen or unforeseeable, which the Paradigm Group, or any part thereof, now has or may have, whether heretofore asserted or not, arising from, out of, or in any way related to, directly or indirectly, or based in whole or in part on
                   any  facts  or  matters   concerned  with  the  Manufacturing
                   Agreement or the design, sale or manufacture of the Photon Laser Phaecoemulsification system, the Precisionist Thirty Thousand, the Photon Laser Phaco or any other product, system or part that either party designed, manufactured or sold under the Manufacturing Agreement.

3.        Consideration.

          A.       Zevex.

                   1. In consideration of this release, Paradigm hereby issues to Zevex 300,000 shares of Paradigm's common stock. The stock is issued in a private transaction and the Parties acknowledge that such shares will be "restricted securities". On or after August 1, 2000 Zevex will have the right to request that Paradigm register for public sale with the SEC all Paradigm shares that Zevex owns either on a short-form registration statement, if such form is available, or, if such form is not available, then on a long-form registration statement. Within thirty (30) days of the date this Agreement is signed by both Parties, the Parties shall enter into an appropriate, definitive registration rights agreement.

                   2. Paradigm will have an option to repurchase the 300,000 shares described above at $5.55 per share. This option will expire on July 31, 2000.

                   3. Zevex hereby agrees to vote the shares as instructed by Paradigm's Board of Directors.

          B.       Paradigm.

                   1.      Within twenty (20) days of the date this Agreement is
                           signed  by  both  Parties,   Zevex  will  deliver  to
                           Paradigm all


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                           model Thirty Thousand and Photon systems inventories,
                           work in progress and compJeted systems and all support documentation related thereto.

                   2.      Notwithstanding   the  above,   promptly  after  both
                           Parties have signed this Agreement, Zevex will deliver to Paradigm the source code for the software, as well as intellectual property related to the model Thirty Thousand and Photon systems (with the exception of the technology related to the Phaco drive circuit).

          4. Publicity. The Parties agree that they shall not issue any reports, statements or releases pertaining to this Agreement; provided, however, that either party may issue any press release or other announcement or make any filing required to comply with its obligations under federal or state securities laws or NASDAQ National Market rules. The Parties further agree that they will keep the terms of this Agreement strictly confidential and will not reveal the terms and conditions of the Agreement to any third party.

          5. Confidentiality. Neither Party will release, publish, reveal or disclose, directly or indirectly, any of the other Party's confidential or proprietary information, unless: (1) the information is publicly known at the time of its disclosure; (2) the information is lawfully received from a third party not bound by a confidential relationship to the other Party; (3) is published or made known to the public by the other Party; or (4) can be shown to have been developed independently by the receiving Party without any reference to information shared or developed pursuant to the Manufacturing Agreement.

         6. Entire Agreement. This Agreement is the entire agreement between the
Parties  and  will   supercede   any  other   written  or  oral   agreements  or
understandings with respect to the subject matter herein.

         7. Interpretation and Construction. This Agreement will be interpreted and construed only by its contents and no presumption or standard of construction in favor of any party will apply. The Settlement Agreement will be interpreted by the laws of the State of Utah.

          8. Attorney's Fees. In the event either Party hereto commences a legal proceeding to enforce any of the terms of this Agreement, the prevailing Party in such action shall have the right to recover reasonable attorneys' fees and the costs from the other Party, to be fixed by the court in the same action.

         9. Scope of the Agreement. The terms, covenants and conditions herein contained shall be binding and inure to the benefit of the heirs, successors, transferees and assigns of the Parties.


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         10. Counterparts.  This Agreement may be executed in counterparts,  and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

         11. Representations and Warranties. The individuals signing this Agreement on behalf of each party hereby represent and warrant that they have the power and authority to bind the entity for which they are signing.

Dated: Nov. 24,1999                            Dated: Nov. 24, 1999

/s/ Dean Constantine                           /s/ Thomas Motter
-------------------------------                ---------------------------------
Dean Constantine, President/CEO                Thomas  Motter, President/CEO
Zevex, Inc.                                    Paradigm Medical Industries, Inc.